Schedule A to the Investment Advisory and Management Agreement

between ProShares Trust and ProShare Advisors LLC

Dated as of December 9, 2025

Fund	Fee Rate	Effective Date
ProShares S&P 500 Ex-Energy ETF	0.13%	September 17, 2015
		revised February 1, 2022
ProShares S&P 500 Ex-Financials ETF	0.13%	September 17, 2015
		revised February 1, 2022
ProShares S&P 500 Ex-Health Care ETF	0.13%	September 17, 2015
		revised February 1, 2022
ProShares S&P 500 Ex-Technology ETF	0.13%	September 17, 2015
		revised February 1, 2022
ProShares K-1 Free Crude Oil ETF	0.65%	March 9, 2016
		revised Sept 12, 2016
ProShares S&P 500 Dividend Aristocrats ETF	0.35%	October 1, 2016
ProShares S&P MidCap 400 Dividend Aristocrats ETF	0.40%	October 1, 2016
ProShares Russell 2000 Dividend Growers ETF	0.40%	October 1, 2016
ProShares MSCI EAFE Dividend Growers ETF	0.50%	October 1, 2016
ProShares MSCI Europe Dividend Growers ETF	0.55%	October 1, 2016
ProShares MSCI Emerging Markets Dividend Growers ETF	0.60%	October 1, 2016
ProShares High Yield — Interest Rate Hedged	0.50%	October 1, 2016
ProShares Investment Grade — Interest Rate Hedged	0.30%	October 1, 2016
ProShares Large Cap Core Plus	0.45%	December 8, 2016
ProShares DJ Brookfield Global Infrastructure ETF	0.45%	December 8, 2016
ProShares Equities for Rising Rates ETF	0.35%	March 7, 2017
ProShares Long Online/Short Stores ETF	0.65%	September 12, 2017
ProShares Decline of the Retail Store ETF	0.65%	September 12, 2017
ProShares Online Retail ETF	0.58%	June 6, 2018
ProShares Pet Care ETF	0.50%	June 6, 2018
ProShares Russell U.S. Dividend Growers ETF	0.35%	June 5, 2019
ProShares S&P Technology Dividend Aristocrats ETF	0.45%	June 5, 2019
		revised Sept 16, 2019
ProShares MSCI Transformational Changes ETF	0.45%	September 14, 2020
ProShares Nasdaq-100 Dorsey Wright Momentum ETF	0.58%	March 10, 2021
ProShares Big Data Refiners ETF	0.58%	July 15, 2021
ProShares Nanotechnology ETF	0.58%	July 15, 2021
ProShares On-Demand ETF	0.58%	July 15, 2021
ProShares S&P Kensho Cleantech ETF	0.58%	July 15, 2021
ProShares S&P Kensho Smart Factories ETF	0.58%	July 15, 2021
ProShares Smart Materials ETF	0.58%	July 15, 2021
ProShares Supply Chain Logistics ETF	0.58%	February 8, 2022
ProShares Metaverse ETF	0.58%	March 10, 2022
ProShares Short Bitcoin ETF	0.95%	June 8, 2022
ProShares S&P Global Core Battery Metals ETF	0.58%	September 12, 2022
ProShares S&P 500 High Income ETF	0.55%	June 8, 2023

A-1

Fund	Fee Rate	Effective Date
ProShares Ether ETF	0.95%	September 11, 2023
ProShares Short Ether ETF	0.95%	September 11, 2023
ProShares Bitcoin & Ether Market Cap Weight ETF	0.95%	September 11, 2023
ProShares Bitcoin & Ether Equal Weight ETF	0.95%	September 11, 2023
ProShares Ultra Ether ETF	0.95%	March 14, 2024
ProShares Ultra Bitcoin ETF	0.95%	March 14, 2024
ProShares UltraShort Bitcoin ETF	0.95%	March 14, 2024
ProShares Short Bitcoin ETF II*	0.95%	March 14, 2024
ProShares UltraShort Ether ETF	0.95%	March 14, 2024
ProShares Nasdaq-100 High Income ETF	0.55%	March 14, 2024
ProShares Russell 2000 High Income ETF	0.55%	August 8, 2024
ProShares Bitcoin-Denominated S&P 500 ETF*	0.75%	March 6, 2025
		revised March 19, 2025
ProShares Bitcoin-Denominated Nasdaq-100 ETF *	0.75%	March 6, 2025
		revised March 19, 2025
ProShares S&P 500 Dynamic Buffer ETF	0.58%	June 5, 2025
ProShares Nasdaq-100 Dynamic Buffer ETF	0.58%	June 5, 2025
ProShares Russell 2000 Dynamic Buffer ETF	0.58%	June 5, 2025
ProShares Solana ETF *	0.95%	June 5, 2025
ProShares Ultra Solana ETF	0.95%	June 5, 2025
ProShares Short Solana ETF *	0.95%	June 5, 2025
ProShares UltraShort Solana ETF *	0.95%	June 5, 2025
ProShares XRP ETF *	0.95%	June 5, 2025
ProShares Ultra XRP ETF	0.95%	June 5, 2025
ProShares Short XRP ETF *	0.95%	June 5, 2025
ProShares UltraShort XRP ETF *	0.95%	June 5, 2025
ProShares GENIUS Money Market ETF*	0.20%	December 9, 2025
ProShares CoinDesk 20 Crypto ETF*	0.58%	December 9, 2025

* Not operational as of the date first above written

PROSHARES TRUST,	PROSHARE ADVISORS LLC,
a Delaware statutory trust	a Maryland limited liability company
By: /s/ Todd B. Johnson	By: /s/ Michael L. Sapir
Todd B. Johnson	Michael L. Sapir
President	Chief Executive Officer

A-2